Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cardigant Medical Inc.

1500 Rosecrans Avenue, Suite 500

Manhattan Beach, CA 90266

We consent to the use in this filing on Form 10-K of our report dated

March 31, 2014, relating to the financial statements of Cardigant

Medical Inc.

/s/ Jonathon P. Reuben CPA

Jonathon P. Reuben, C.P.A.

An Accountancy Corporation

Torrance, CA 90505

March 31, 2014